CUSTODY AGREEMENT

      This Agreement is made as of this 15th day of February, 2006, between U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian"); RYDEX FUND SERVICES CO., INC., a_Maryland corporation, (the "Transfer Agent") and RYDEX SERIES FUNDS, RYDEX DYNAMIC FUNDS AND RYDEX ETF TRUST , a Delaware statutory trust, (the "Funds").

      WHEREAS, the Custodian has agreed to act and shall serve as custodian of record for certain accounts established by account clients ("Clients") including but not limited to, Traditional IRAs, Roth IRAs, SEP-IRAs, SIMPLE IRAs, Section 457 plans, Section 403(b) plan accounts and Coverdell ESAs ("Accounts"); and

      WHEREAS, the Accounts shall hold shares of certain mutual funds listed in EXHIBIT A hereto and owned and operated by the Fund, as may be amended from time to time upon written notice to the Custodian; and

      WHEREAS, the Transfer Agent has agreed to provide for the Accounts, and is
in  the  business  of  providing,   certain   retirement   plan  accounting  and
administration services as agent for the Custodian; and

      WHEREAS, the Transfer Agent has agreed to provide, and is in the business of providing, certain shareholder services on behalf of the Fund; and

      IN CONSIDERATION OF THE AGREEMENTS CONTAINED HEREIN, and for other good and valuable consideration hereby acknowledged by the Custodian, Transfer Agent and the Fund,

      NOW, THEREFORE, in order to clarify the respective duties, the Fund, the Custodian and the Transfer Agent agree as follows:

I.    DUTIES AND RESPONSIBILITIES OF CUSTODIAN:

      A.    Custodian shall act as custodian of record for the Accounts.

      B. Custodian hereby appoints Transfer Agent, and Transfer Agent accepts such appointment, to take sole responsibility to perform the functions with regard to the Accounts as set forth in Article II, A. below.

II.   DUTIES AND RESPONSIBILITIES OF TRANSFER AGENT:

      A. Transfer Agent accepts appointment by Custodian to take sole responsibility to perform the following functions with regard to the
            Accounts:

            1. Draft, maintain and update all documents necessary or relevant to establishing and maintaining Accounts in compliance with applicable law, including but not


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

                  limited  to  Account   applications,   custodial   agreements,
                  rollover forms and certifications, beneficiary designation forms and state and federal tax forms.

            2. Receive, process, maintain and update all Account applications, custodial agreements, beneficiary designation forms, federal and state tax forms and all other relevant documents for each Account as necessary to satisfy all applicable legal or reasonable administrative requirements.

            3.    Execute as agent on behalf of Custodian, all Account documents
                  under  whose   terms  the   Custodian   undertakes   custodial
                  responsibilities.

            4. Maintain each Client's records pertinent to each Account, including but not limited to the Client's current mailing address, as required by applicable law or reasonable administration.

            5. Receive Account contributions directly from the Clients (the "Clients") or their agents, or receive transfers of assets directly from predecessor custodians/trustees, for investment in accordance with instructions received from the Client or his agent. All such investments shall be registered in the name of Custodian as custodian.

            7. Allocate contributions between or among each Account as directed by the appropriate Client.

            8. Provide at least annual statements to the Client setting forth the market value of the Client's account during the year.

            9. As necessary, forward to and provide Clients with such notices of annual meetings, corporate actions, proxies and any other materials required by applicable law to be provided to the Clients.

            10. Provide to each Client such information or notifications as may be required to be furnished in accordance with applicable law, including without limitation tax withholding election forms.

            11. Follow the written instructions of the Client directing redemption, reinvestment of assets, distribution of assets for the purposes of benefit payments, return of excess contributions or deferrals, transfers to successor custodians/trustees, transfers from predecessor custodians/trustees and any other action, provided that such directions and actions are in conformity with the terms of applicable law. On behalf of the Custodian, Transfer Agent shall prepare, file and distribute all necessary tax forms for each Account, including, but not limited to 1099Rs and 5498s, which may be required by applicable law. Transfer Agent shall maintain a copy of all such forms in its files as required by applicable law.


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

            12. Process and report redemptions, including making the appropriate tax withholding and promptly transmitting of amounts withheld to the appropriate revenue agency in accordance with applicable law.

            13. Maintain age records of the Clients and notify each Client as required by U.S. Treasury Regulations and other applicable law relating to required minimum distributions ("RMD"). Calculate the amount of the RMD based on the method elected by the Client and collect the information concerning a 70 1/2 election of payment method.

            14. Respond promptly to all Client inquiries and maintain records of such responses for no less than the term of this Agreement or as otherwise required by applicable law.

            15. Provide Custodian a monthly statement, in a format reasonably required by Custodian, reflecting the current number of Accounts for which the Custodian acts as custodian of record, noting with accuracy the fair market value of each Account as of the last business day of the month.

            16. Collect all fees payable by the Fund relating to the Account investments and pay compensation due and payable in accordance with Article V below.

      B. If Transfer Agent is unable to perform or has failed to perform any of the services it has agreed to perform herein at any time, Transfer Agent promptly shall notify Custodian in writing detailing:
            (i) the nature of the omissions or failures, (ii) the number and/or duration of such omissions or failures, (iii) the reason for each omission or failure, (iv) the proposed solution to correct each omission or failure, and (v) a procedure for preventing such omissions or failures going forward.

III. SAFEKEEPING OF ASSETS. Transfer Agent shall assume sole responsibility for the investment and the safekeeping of all Account assets. Transfer Agent shall perform all recordkeeping and accounting functions (including but not limited to purchases and redemptions and earnings and loss calculations) for each Account, and shall provide a detailed report regarding such recordkeeping and accounting to the Custodian at least annually or more frequently upon Custodian's reasonable request.

IV. INDEMNIFICATION. Transfer Agent hereby agrees to indemnify, defend and hold Custodian harmless against any and all claims, demands, actions, suits, judgments, IRS or other governmental penalties or fees of any nature, losses, damages, costs, charges and other expenses of every nature (including legal counsel and other professional fees and expenses) arising out of the Transfer Agent's responsibilities under this Agreement; and for any error, omission, grossly negligent act or willful misconduct by Transfer Agent in the performance of this Agreement. Each party shall act with reasonable care in the performance of its duties under this Agreement. The indemnity and defense provisions set forth in this paragraph shall indefinitely survive the termination or assignment of this Agreement.


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

      Funds hereby agree to indemnify, defend and hold Custodian harmless against any and all claims, demands, actions, suits, judgments, IRS or other governmental penalties or fees of any nature, losses, damages, costs, charges and other expenses of every nature (including legal counsel and other professional fees and expenses) arising out of the Funds' responsibilities under this Agreement; and for any error, omission, grossly negligent act or willful misconduct by Funds in the performance of this Agreement. Each party shall act with reasonable care in the performance of its duties under this Agreement. The indemnity and defense provisions set forth in this paragraph shall indefinitely survive the termination or assignment of this Agreement.

V.    COMPENSATION

      A. Transfer Agent shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on EXHIBIT B hereto, as amended from time to time.

      B. The Custodian shall be compensated for providing the custodial services set forth in this Agreement in accordance with the fee schedule set forth on EXHIBIT B hereto, as amended from time to time. All compensation and reimbursable expenses owed to the Custodian shall be paid within thirty (30) calendar days following invoice, except for any fee or expense subject to a good faith dispute. Such disputed amount shall be paid within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense disputed in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date.

VI.   COMPLIANCE WITH LAWS

      Transfer Agent and the Funds shall be legally and contractually responsible for ensuring that, in providing services or agreeing to the provision of such services under this Agreement, they have not exposed
      Custodian to any regulatory or legal noncompliance with regard to any applicable law. If Transfer Agent or the Funds do expose Custodian to such regulatory or legal noncompliance, they shall indemnify, defend, hold harmless and make the Custodian whole with regard to such exposure.

      Further, Funds, Custodian and Transfer Agent hereby agree to the terms and requirements as set forth in EXHIBIT C which are hereby incorporated by reference.

VII.  PRIVACY OF CLIENT AND ACCOUNT INFORMATION

      A.    "CONFIDENTIAL   INFORMATION"  shall  mean  all  information  however
            collected, compiled, or received, including without limitation, through non-electronic or electronic means pertaining to or identifiable in any way to any Client or Account, including but not limited to, first and last names, home addresses, telephone numbers, account numbers, account balances, account positions, account statements, account activity, social security numbers, driver's license numbers,


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

            account access codes, pass words, account lists, and any other information that may be compiled or derived therefrom.

      B. GRAMM-LEACH-BLILEY. Because Custodian is a federally-regulated financial institution that must comply with the safeguards for Confidential Information contained in the Gramm-Leach-Bliley Act ("GLBA") and regulations promulgated pursuant to GLBA, Transfer Agent must establish, as an entity that maintains, processes, or otherwise is permitted access to Confidential Information, appropriate measures designed to safeguard Confidential Information. Specifically, Transfer Agent must establish and maintain data security policies and procedures designed to ensure the following:

            1. Security and confidentiality of Confidential Information;

            2. Protection against anticipated threats or hazards to the security or integrity of Confidential Information;

            3. Protection against the unauthorized access or use of Confidential Information.

      C. MONITORING. Transfer Agent must permit Custodian to monitor and/or audit Transfer Agent's compliance with this Section during regular business hours upon not less than 48 hours' notice to Transfer Agent and to provide to Custodian copies of audits and system test results acquired by Transfer Agent in relation to the data security policies and procedures designed to meet the requirements set forth above.

VIII. DISPOSITION OF CONFIDENTIAL INFORMATION.

      Transfer Agent is required to develop appropriate security measures for the proper disposal and destruction of Confidential Information. Upon termination of this Agreement, Transfer Agent must forward all Confidential Information to Custodian or, with Custodian's permission, Transfer Agent may provide Confidential Information to a successor custodian or destroy the Confidential Information. Transfer Agent shall provide written certification to Custodian that Transfer Agent has forwarded or destroyed, all such Confidential Information in Transfer Agent's possession. Notwithstanding the foregoing, Transfer Agent may retain one archival copy of Confidential Information, to demonstrate compliance with the provisions of this Section and to meet any regulatory retention requirements of Transfer Agent.

IX.   RIGHT TO AUDIT; ACCESS.

      A. The Custodian's business operations are regularly audited by (i) various government agencies having supervisory and regulatory authority over Custodian (the "Regulatory Authorities") and (ii) Custodian's own internal auditors. Transfer Agent agrees to fully cooperate with Custodian's efforts to meet its regulatory obligations and will comply in a timely manner with Custodian's reasonable requests for documentation and information.


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

      B. The following are deemed reasonable requests of Custodian, with which Transfer Agent shall comply:

            1. Transfer Agent shall make its books, records, and operations relating to all products and services provided to Custodian or Custodian's customers available for audit or inspection by the Regulatory Authorities, by Custodian, or by Custodian's independent auditors with at least 48 hours' advance notice from Custodian.

            2. Within five (5) business days of Custodian's written request, Transfer Agent shall provide all applicable audit reports, including but not limited to: performance, financial, internal control and security reviews; penetration testing; intrusion detection; and firewall configuration. This provision shall not apply to SAS 70 reports.

            3. If a deficiency is noted or determined in any such audit report, Transfer Agent must also provide to Custodian any and all documentation related to resolution of the audit deficiencies and the corrective actions implemented to prevent recurrence of such deficiency.

X.    FOREIGN BASED SUPPLIERS.

      Transfer Agent shall not use any subcontractors that are based outside the United States of America who will have access to Confidential Information without Custodian's prior written consent.

XI.   TERM OF AGREEMENT; AMENDMENT

      This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years. This Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other parties. This Agreement may not be amended or modified in any manner except by written agreement executed by the parties.

XII.  DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of the Custodian's duties or responsibilities hereunder is designated by the Funds by written notice to the Custodian, the Custodian will promptly, upon such termination and at the expense of the Funds, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Funds (if such form differs from the form in which the Custodian has maintained the same, the Funds shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian's personnel in the


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

      establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Funds.

XIII. ASSIGNMENT

      This Agreement shall extend to and be binding upon the respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Funds without the written consent of the Custodian, or by the Custodian without the written consent of the Funds.

XIV.  GOVERNING LAW

      This Agreement shall be construed in accordance with the laws of the State of Ohio, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable federal law, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Investment Companies Act of 1940 or any rule or order of the Securities and Exchange Commission promulgated thereunder.

XV.   NO AGENCY RELATIONSHIP

      Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, except as otherwise specifically provided in this Agreement.

XVI.  SERVICES NOT EXCLUSIVE

      Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

XVII. INVALIDITY

      Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

XVIII.NOTICES

      Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:


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

      Notice to the Custodian shall be sent to:

            U.S. Bank National Association
            Attn: Mutual Fund Custody Services
            425 Walnut Street, M.L. CN-OH-W6TC
            Cincinnati, OH  45202
            Fax No.: 651-767-9164

      and notice to the Funds shall be sent to:

            Rydex Investments
            Attn: Compliance
            9601 Blackwell Road, Suite 500
            Rockville, MD 20850

      and notice to the Transfer Agent shall be sent to:

            Rydex Fund  Services Co., Inc.
            9601 Blackwell Road, Suite 500
            Rockville, MD 20850

XIX.  MULTIPLE ORIGINALS

      This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.


U.S. BANK NATIONAL ASSOCIATION, AS CUSTODIAN

By: /s/ JOE D. REDWINE
    -------------------------------

Name: JOE D. REDWINE
      -----------------------------

Title: SENIOR VICE PRESIDENT
       ----------------------------


Rydex Fund Services Co., Inc., TRANSFER AGENT

By: /s/ NICK BONOS
    -------------------------------
Name: NICK BONOS
      -----------------------------
Title: SENIOR VICE PRESIDENT
       ----------------------------


RYDEX SERIES FUNDS, RYDEX DYNAMIC FUNDS & RYDEX ETF TRUST, THE FUNDS

By: /s/ NICK BONOS
    -------------------------------
Name: NICK BONOS
      -----------------------------
Title: VP & TREASURER
       ----------------------------


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

                                   SCHEDULE A

                                  LIST OF FUNDS

                                   SCHEDULE B

                                  FEE SCHEDULE


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

                               RELIANCE PROVISIONS

                                    EXHIBIT C

1.    RECITALS.

      1.1 Custodian is a financial institution subject to the Bank Secrecy Act and Section 326 of the USA PATRIOT Act requiring it to implement and maintain a Customer Identification Program as part of its Anti-Money Laundering Program and Bank Secrecy Act Policy.

      1.2 Custodian provides custodial services to Accounts and, in connection therewith, is obligated to comply with all laws, rules and regulations relating to the provision of services to such Accounts. The custodial services provided to Accounts by Custodian are specified in a written custodial agreement between the Custodian and each Account Client

      1.3 Transfer Agent is a federally regulated ____________________ and has implemented an Anti-Money Laundering Program that complies with
            Section 326 of the USA Patriot ACT.

      1.4 Funds are federally regulated registered investment companies and have implemented an Anti-Money Laundering Program that complies with
            Section 326 of the USA Patriot ACT.

      1.5 Funds are in the business of providing mutual fund investments to individuals and entities, and, in that capacity, provides services to third parties that are or may be customers of Funds and/or Transfer Agent, but are not otherwise customers of, or specifically known to, the Custodian prior to becoming a custodial customer of the Custodian as described in Section 1.2, above ("Third Parties").

      1.6 Custodian, Funds and Transfer Agent desire to assure that the services Funds and Transfer Agent provide to such Third Parties also comply with such Laws, as that term is defined below.

NOW THEREFORE, in consideration of the foregoing, the covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

2. FUNDS AND TRANSFER AGENT OBLIGATIONS REGARDING LAWS AND COMPLIANCE RELATED MATTERS

      For so long as the Custodian provides custodial services to any Third Parties, and Funds and Transfer Agent provide services to Third Parties, the parties agree that Funds shall be legally and contractually responsible for ensuring that the services provided to Third Parties fully


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

      comply with the Laws. In connection therewith, Funds agree to the following additional responsibilities:

      Funds will establish and maintain policies and procedures related to right to financial privacy; know your customer; Customer Identification Program; and any other program, policies, and procedures which may in the future be required by law for the proper conduct of the services provided by Funds and Transfer Agent in conformity with the Laws. Funds shall operate, and shall cause the Transfer Agent to operate, in compliance with such programs, policies and procedures. Custodian shall, upon request, have the right to reviewall such policies.

      Funds and Transfer Agent shall provide Custodian, at such time as Custodian may request, with an attestation regarding policies and procedures maintained to comply with the obligations described hereunder. Funds and Transfer Agent shall also provide representatives of the agencies which regulate Custodian reasonable access to their policies, procedures, practices and records, including but not by way of limitation those records made and retained in accordance with the USA PATRIOT ACT Customer Identification Program, maintained by the Funds and/or Transfer Agent for Custodian at such time as the requesting regulatory authority may request for the purpose of auditing compliance with the obligations described hereunder.

      Funds and Transfer Agent will give Custodian notice and an opportunity to attend any meetings that Transfer Agent may have with regulatory and other governmental authorities that in any way relate to the Laws, or the matters contemplated by this Agreement.

      For purposes hereof, "Laws" shall mean all federal, state and local laws and regulations applicable to the provision of banking, financial or custodial services by Custodian under this Agreement. These include, but are not limited to, the Bank Secrecy Act, the USA PATRIOT Act, those relating to currency reporting, the prevention of money laundering, and laws regarding the privacy of nonpublic consumer information.

3. FUNDS AND TRANSFER AGENT OBLIGATIONS REGARDING USA PATRIOT ACT CUSTOMER IDENTIFICATION PROGRAM

      Funds shall perform, or shall cause Transfer Agent to perform, with respect to all Third Parties for which Custodian provides services, certain duties of the Custodian's Customer Identification Program. Such duties will conform, in all respects, with the requirements specified under the USA PATRIOT Act and the implementing regulations applicable to national banks in addition to the specific Customer Identification Program of the Custodian.

      Funds shall cause Transfer Agent to perform the following:

            1. Collect all identifying information of the Third Parties as applicable (name, physical address, date of birth and taxpayer identification number);


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

            2. Verify the identity of the Third Parties upon the opening of an account with Custodian for Third Parties;

            3. Provide notice to the Third Parties that Funds and/or Transfer Agent may request information to verify Third Parties' identity in a format agreed upon by Fund, Transfer Agent and Custodian;

            4. Compare names of Third Parties against required lists of known or suspected terrorists or terrorist organizations issued by any Federal government agency and designated as such by the U.S. Treasury and follow all Federal directions issued in connection with such list;

            5. Retain all identifying information of Third Parties for a period of five years after the account maintained at Custodian for Third Party is closed;

            6. Retain all verifying information of Third Parties for a period of five years after the verification of identity is made; and

            7. Provide a written certification to Custodian, upon request, that it has implemented an Anti-Money Laundering program and that it will perform the specified requirements of the Custodian's Customer Identification Program.

4.    CUSTODIAN  OBLIGATIONS  REGARDING USA PATRIOT ACT CUSTOMER  IDENTIFICATION
      PROGRAM

      Custodian shall, with respect to all Third Parties for which Custodian provides services, retain all Fund and Transfer Agent certifications described herein for a period of five years after the account is closed.

5.    SAR AND CTR OBLIGATIONS

      Each party to this contract shall remain obligated to file any and all Suspicious Activity Reports (SARs) or Currency Transaction Reports (CTR) that are required by law. In no way is Custodian agreeing to assume the Funds' or the Transfer Agent's SAR or CTR filing requirements. Instead, Custodian shall file any SARs or CTRs that it is required to file by law, and the Funds and the Transfer Agent shall file any SARs or CTRs they are required to file by law.


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